Exhibit 10.26

[English Translation]

Power of Attorney Agreement

Date: May 1, 2017

I, Min Luo, a citizen of the People’s Republic of China (the “PRC”), with identity card number of 362527198302280018, holds 99% of the entire registered capital (“My Equity Interest”) of Hunan Qudian Technology Development Co., Ltd. (the “Domestic Company”). I hereby issue this Power of Attorney Agreement to specify the following matters concerning My Equity Interest:

1. I irrevocably authorize Qufenqi (Ganzhou) Information Technology Co., Ltd. (the “WFOE”) to exercise the following rights during the term of this Power of Attorney Agreement:

The WFOE is hereby authorized to act as my sole agent and authorized representative to act on my behalf with respect to all matters relating to My Equity Interest, including, without limitation: (1) to propose, convene and attend the shareholders’ meeting of the Domestic Company; (2) to exercise all shareholder rights and voting rights available to me under the laws of the PRC and the articles of association of the Domestic Company, including, without limitation, the right to sell, transfer, pledge or dispose of all or a part of My Equity Interest; and (3) to nominate and appoint the legal representative (chairman of the board of directors), directors, supervisors, chief executive officer (or manager) and other senior officers of the Domestic Company on my behalf.

2. Without limiting the generality of the power granted hereunder, the WFOE shall have the right and authority hereunder to enter into the relevant transfer contract set forth in the Exclusive Call Option Agreement on my behalf to the extent that I am required to be a party thereto, and perform the terms of the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement, dated even date herewith, to which I am a party or execute any documents required to be executed thereunder.

3. Without limiting the generality of the power granted hereunder, I irrevocably acknowledge, agree and authorize that the WFOE may decide, at its sole and absolute discretion and on an exclusive basis, the disposal of My Equity Interest, including, without limitation, sale, transfer, grant, offer, pledge, creation of encumbrance over, exchange or other disposal of My Equity Interest to a third party designated by the WFOE (similarly hereinafter), as required in specific circumstances and based on the ordinary resolutions of its board of directors, and such decisions made by the WFOE pursuant to the power hereunder shall be legally binding upon me and My Equity Interest. For this purpose, I acknowledge and agree that the WFOE shall: (1) enter into documents required for the disposal of My Equity Interest decided by the WFOE, including, without limitation, sale agreements, transfer agreements, and resolutions of the Domestic Company, (2) cause such members of the board of directors and authorized representatives to the shareholders’ meeting as recommended or appointed by me to cast affirmative votes at the meetings of the board of directors and/or shareholders’ meeting of the Domestic Company relating to the disposal of My Equity Interest decided by the WFOE, or to execute and adopt the relevant resolutions of the board of directors or shareholders’ meeting of the Domestic Company; (3) be hereby irrevocably authorized as my agent to execute all such necessary documents on my behalf, in which case such documents executed by the WFOE on my behalf shall be legally binding upon me; (4) take all other steps necessary or advisable for the disposal of My Equity Interest decided by the WFOE, including, without limitation, to issue, execute, deliver and/or submit to governmental authorities or third parties documents, agreements, certificates or statements, to assist the Domestic Company, the WFOE and third parties to obtain all governmental approvals, permissions, licenses, registrations and filings required for the implementation of such disposal of My Equity Interest, and to provide other cooperation and convenience, in order for such disposal to be promptly and validly implemented to the extent that it involves the rights and obligations of the parties.

4. The WFOE shall have the right to delegate or assign, at its own discretion, its rights relating to the matters above to any other individual or entity without the prior notice to or the prior consent of me.

5. As long as I am a shareholder of the Domestic Shareholder, this Power of Attorney Agreement shall be irrevocable and continue in force as from the date hereof, unless the contrary is indicated by the WFOE in writing. Once the WFOE notifies me in writing to terminate this Power of Attorney Agreement in whole or in part, I shall immediately withdraw all mandates and authorities hereby granted to the WFOE above, and immediately execute a power of attorney agreement in the same form as this Power of Attorney Agreement to grant to another person nominated by the WFOE the same authorities and mandates as granted hereunder.

6. This Power of Attorney Agreement shall be binding upon my successors and assignees, and I shall cause my successors or assignees, if applicable, to execute similar power of attorney agreement.

7. I hereby waive, and shall not exercise, all rights granted to the WFOE relating to My Equity Interest hereunder during the term of this Power of Attorney Agreement.

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[Signature Page to Power of Attorney Agreement]

Principal: Min Luo

By:	/s/ Min Luo
Name:	Min Luo

Agent: Qufenqi (Ganzhou) Information Technology Co., Ltd. (Affix Company Seal)

(Seal)

By:	/s/ Min Luo
Name:	Min Luo